Exhibit 10.1

AMENDMENT NO. 1

TO

CONSULTING AGREEMENT

This AMENDMENT NO. 1 TO CONSULTING AGREEMENT (the “Amendment”) is made and entered as of June 11, 2025, by and between CLEANCORE SOLUTIONS, INC., a Nevada corporation (the “Client”), and Birddog Capital, LLC (the “Consultant”). The Client and the Consultant are referred to herein from time to time on a collective basis as the “Parties” and each on individual basis as a “Party.”

Recitals:

The Client and the Consultant entered into that certain Consulting Agreement, dated April 1, 2024 (the “Original Agreement”).

Each of the Client and the Consultant wishes to amend the Original Agreement as set forth herein, effective as of the date first written above.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

1.	General. This Amendment amends the Original Agreement. Except as expressly set forth in this Amendment, all terms and conditions of the Original Agreement shall remain in full force and effect. All capitalized terms not defined herein shall have the meanings ascribed to those terms in the Original Agreement.

2.	Amendments. The Consultant and the Client hereby agree to amend the Original Agreement as follows:

(a)	Section 2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Compensation. The Client will pay the Consultant Twenty-Two Thousand dollars ($22,000) in compensation for each month of service until the Consultant enters into a formal engagement agreement or terminates this agreement. In addition, the Company hereby grants to Clayton Adams 500,000 restricted stock units all of which are immediately vested as of this date of this Amendment. At any time, the Consultant may elect to defer cash compensation in lieu of stock. The Consultant will also be paid for deferred expenses up to $25,000.”

(b)	Section 3 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Additional renumeration. The Client agrees to pay the Consultant $175,000 USD, no earlier than August 1, 2025 and no later than December 31, 2025.”

3.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment may be executed manually or by facsimile, scan, or other electronic means (e.g., DocuSign).

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

CLIENT:

CleanCore Solutions, Inc.

By:	/s/ David Enholm
Name:	David J. Enholm
Title:	Chief Financial Officer

Address:	5920 South 118th Circle, Suite 2 Omaha, NE 68137

CONSULTANT:

Birddog Capital, LLC

By:	/s/ Clayton Adams
Name:	Clayton Adams
Title:

Address:	1904 S. 183rd Circle Omaha, NE 68130